DOCUMENT 2 BLACKBERRY LIMITED Notice of Annual and Special Meeting of the Shareholders NOTICE IS HEREBY GIVEN THAT the Annual and Special Meeting of the shareholders (the “Meeting”) of BlackBerry Limited (the “Company”) will be held on June 24, 2019, at the Main Hall, BlackBerry C, 2240 University Avenue East, Waterloo, Ontario N2K 0A9, at 10:00 a.m. (Eastern Daylight Time) for the following purposes: 1. TO RECEIVE and consider the consolidated financial statements of the Company for the fiscal year ended February 28, 2019 and the auditor’s report thereon; 2. TO ELECT the directors of the Company; 3. TO RE-APPOINT the auditors of the Company and to authorize the board of directors to fix the auditors’ remuneration; 4. TO CONSIDER an ordinary resolution to ratify unallocated entitlements under the Company’s Equity Incentive Plan; 5. TO CONSIDER an advisory (non-binding) resolution on executive compensation; and 6. TO TRANSACT such further and other business as may properly come before the Meeting or any adjournment or adjournments thereof. Details of the foregoing transactions are contained in the accompanying management information circular. The management information circular is deemed to form part of this notice. A registered shareholder wishing to be represented by proxy at the Meeting or any adjournment thereof must complete the enclosed form of proxy and deposit it with the Company’s transfer agent and registrar, Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 Attention: Proxy Department, on or before 10:00 a.m. (Eastern Daylight Time) on June 20, 2019 or at least 48 hours, excluding Saturdays, Sundays and holidays, prior to any adjournment or postponement of the Meeting at which the proxy is to be used. If you hold your shares through a broker or other intermediary, you should follow the procedures provided by your broker or intermediary. Non-registered/beneficial shareholders may be subject to earlier voting deadlines as specified in their proxy or voting instructions. Shareholders who are unable to attend the Meeting in person are requested to date, complete, sign and return the enclosed form of proxy so that as large a representation as possible may be available for the Meeting. DATED at Waterloo, Ontario this 6th day of May, 2019. BY ORDER OF THE BOARD (signed) John Chen, Executive Chair